Exhibit 10.8

AMENDMENT TO REGISTRATION AGREEMENT

This AMENDMENT TO REGISTRATION AGREEMENT (the “Amendment”), which amends the Registration Agreement, dated as of December 23, 2002 and as amended on February 2, 2005, May 19, 2005 and November 16, 2005 (as amended, the “Registration Agreement”), by and among Rackable Systems, Inc. (the “Company”), Giovanni Coglitore, Nikolai Gallo and Jack Randall (collectively, the “Founders”) and the Investor (as defined therein), is entered into this 28th day of February, 2006 by Parthenon Investors II, L.P. (“Parthenon”), Rackable Investment LLC, the Founders and the Company on behalf of all of the parties to the Registration Agreement.

RECITALS

WHEREAS, Section 9(d) of the Registration Agreement provides that the Company and the holders of a majority of the Investor Registrable Securities (as such term is defined in the Registration Agreement) may amend and/or waive any provision of the Registration Agreement;

WHEREAS, Section 2(c) of the Registration Agreement provides for the allocation of shares in a Piggyback Registration (as defined therein);

WHEREAS, the Company, Parthenon and the Founders have been advised by Thomas Weisel Partners LLC (“TWP”), the lead managing underwriter in the Company’s proposed follow-on public offering of the Company’s common stock pursuant to a registration statement on Form S-1 filed on February 22, 2006, that such public offering should proceed with a different allocation of shares than would be prescribed under such Section 2(c); and

WHEREAS, based in part on such advice, Parthenon, the Company and the Founders hereby desire to amend Section 2(c) of the Registration Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual promises, and all other terms and conditions contained herein, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendment of Section 2(c) of the Registration Agreement. The following clause shall replace in its entirety all of the language in Section 2(c) of the Registration Agreement that comes after the first paragraph of Section 2(c):

“Notwithstanding anything to the contrary in this Registration Agreement, in the event of a Piggyback Registration pursuant to the Company’s Registration Statement filed on Form S-1 on February 22, 2006, as the same may be amended from time to time (the “2006 Piggyback Registration”), the Registrable Securities included in the 2006 Piggyback Registration shall be as follows:

(a)	With respect to the firm portion (the “Firm Portion”) of the 2006 Piggyback Registration:

Selling Stockholder	Number of Shares
Parthenon and its affiliate entities	2,321,000
Thomas Barton	138,000
Todd Ford	119,000
Giovanni Coglitore	500,000
Nikolai Gallo	500,000
Jack Randall	575,000
Thomas Gallivan	10,000

In addition, 3,337,000 of the shares of Company common stock to be included in the 2006 Piggyback Registration shall be sold by the Company.

(b)	With respect to the over-allotment portion (the “Over-Allotment Option”) of the 2006 Piggyback Registration:

Selling Stockholder	Number of Shares
Parthenon Capital and its affiliate entities	348,150
Thomas Barton	62,000
Todd Ford	156,000
Giovanni Coglitore	75,000
Nikolai Gallo	75,000
Jack Randall	0
Thomas Gallivan	10,000

In addition, 398,850 of the shares of Company common stock to be included in the Over-Allotment Option shall be sold by the Company.

(c)	In the event the Over-Allotment Option in connection with the 2006 Piggyback Registration is not fully exercised by the underwriters, the shares of Registrable Securities to be sold in the Over-Allotment Option shall be reduced (i) first, from any amounts that exceed the number of shares contained in Section 1(b) above (the

“Increased Amount”), reduced on a pro rata basis (based upon the allocation of the Increased Amount), (ii) second, from the shares to be sold by the Company and Parthenon Capital and its affiliate entities as set forth in Section 1(b) above, reduced on a pro rata basis (based upon the allocation of shares set forth in Section 1(b) above), and (ii) third, from the shares to be sold by Thomas Barton, Todd Ford, Giovanni Coglitore, Nikolai Gallo and Thomas Gallivan as set forth in Section 1(b) above, reduced on a pro rata basis (based upon the allocation of shares set forth in Section 1(b) above).

(d)	In the event the number of shares to be sold in the 2006 Piggyback Registration (or potentially sold with respect to the Over-Allotment Option) is increased above 7,500,000 shares in the Firm Portion and 1,125,000 shares in the Over-Allotment Option, then the increased amount shall be allocated to or by the Company, in its sole discretion; provided, however, that in the event such increased Over-Allotment Option in connection with the 2006 Piggyback Registration is not fully exercised by the underwriters, the shares to be sold in such increased Over-Allotment Option shall be reduced as set forth in subsection (c) above.

(e)	In the event the number of shares to be sold in the 2006 Piggyback Registration is decreased below 7,500,000 shares in the Firm Portion and 1,125,000 shares in the Over-Allotment Option, then (i) the number of shares sold by the Company and each of the selling stockholders in the Firm Portion as set forth in Section 1(a) above shall be reduced on a pro rata basis by such amount as shall be necessary to reduce the size of the Firm Portion to the actual number of shares to be sold, and (ii) the number of shares to be sold or potentially sold by the Company and each of the selling stockholders with respect to the Over-Allotment Option as set forth in Section 1(b) above shall be reduced on a pro rata basis by such amount as shall be necessary to reduce the size of the Over-Allotment Option to the actual number of shares to be sold; provided, however, that if such reduced Over-Allotment Option is not fully exercised, then the provisions of subsection (c) above shall apply to further reduce the number of shares to be sold by the Company and the selling stockholders in such Over-Allotment Option. Any “pro rata” adjustment of the number of shares pursuant to this Section 1(e) shall be based upon the allocation of shares for the Firm Portion or the Over-Allotment Option, as the case may be, set forth above in Sections 1(a) and 1(b), respectively.

(f)	For purposes of this Section 1, Registrable Securities held by Thomas Barton and Todd Ford shall include common stock acquired pursuant to currently exercisable options.

2. Waiver of Registration Rights. Except as specifically described in Section 1 above, with respect to the 2006 Piggyback Registration, Parthenon, the Founders and the Company hereby waive on behalf of all holders of Registrable Securities (as defined in the Registration Agreement) any and all rights to notice and registration rights maintained by any party pursuant to the Registration Agreement.

3. Registration Agreement. Except as expressly amended hereby, the Registration Agreement shall continue in full force and effect. In the event of any inconsistency or conflict between this Amendment and the Registration Agreement, the terms, conditions and provisions of this Amendment shall govern and control.

4. Entire Agreement. This Amendment, the Registration Agreement and the Founders Repurchase and Rights Agreement, dated as of December 23, 2002 and as amended on May 19, 2005 and November 16, 2005 embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

5. Governing Law. The construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6. Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RACKABLE SYSTEMS, INC.		PARTHENON INVESTORS II, L.P.

By	/s/ Todd Ford	By	PCap Partners II, LLC, its General Partner
Name: Title:	Todd Ford Executive Vice President and Chief Financial Officer	By	PCap II, LLC, its Managing Member
		By	/s/ John C. Rutherford
		Name:	John C. Rutherford
		Title:	Managing Member

FOUNDERS		RACKABLE INVESTMENT LLC
By: Parthenon Investors II, L.P, its manager
By: PCap Partners II, LLC, its General Partner
By PCap II, LLC, its Managing Member

/s/ Giovanni Coglitore		By:	/s/ John Rutherford
Giovanni Coglitore		Name:	John Rutherford
		Title:	Managing Member
/s/ Nikolai Gallo
Nikolai Gallo

/s/ Jack Randall
Jack Randall